                                                                   Exhibit 10.24



                           MASTER FORMATION AGREEMENT

                                       FOR

                            INCON PROCESSING, L.L.C.

                                      AMONG

                                 AC HUMKO CORP.,

                            INCON TECHNOLOGIES, INC.,

                           INCON INTERNATIONAL, INC.,

                        NUTRITION TECHNOLOGY CORPORATION,

                                       AND

                                BIONUTRICS, INC.,




                                  JUNE 25, 1999




         The notation [*] herein indicates information omitted pursuant to a request for confidential treatment filed with the Commission. The confidential information has been filed separately with the Commission.

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
ARTICLE 1

         Definitions .....................................................................................  1
         1.1      Definitions ............................................................................  1

ARTICLE 2

         The Company .....................................................................................  7
         2.1      New Business Structure .................................................................  7
         2.2      Contributions ..........................................................................  7
         2.3      Contributions and Commitments to the Company ...........................................  7
         2.4      Pre-Closing Actions to Create Company ..................................................  8

ARTICLE 3

         Closing .........................................................................................  9
         3.1      Closing:  Effective Date ...............................................................  9
         3.2      Activation of the Company ..............................................................  9
         3.3      Contributions and Commitments to the Company ...........................................  9
         3.4      Transfer of Various Assets of InCon ....................................................  9
         3.5      Execution of Transition Services Agreement. ............................................  10
         3.6      Execution of Amendment to Agreement for Purchase and Sale of Assets ....................  10
         3.7      Execution of Related Agreements ........................................................  10
         3.8      Transfer of Construction Contract. .....................................................  10
         3.9      Notification of Assignment of Rights in Construction Contract. .........................  10
         3.10     Transfer of Representation Agreement. ..................................................  10
         3.11     Notification of Assignment of Rights in Representation Agreement. ......................  11
         3.12     Transfer of Sales Representative Agreements. ...........................................  11
         3.13     Notification of Assignment of Rights in Sales Representative Agreements. ...............  11
         3.14     Escrow Agreement. ......................................................................  11
         3.15     Payment of Debts. ......................................................................  11
         3.16     Transfer of Golden Hope Instrument. ....................................................  11
         3.17     Notification of Assignment of Rights in Golden Hope Instrument. ........................  11
         3.18     Guaranty. ..............................................................................  12

ARTICLE 4

         Representations and Warranties by InCon .........................................................  12
         4.1      Organization and Authority .............................................................  12
         4.2      Validity:  Enforceability. .............................................................  12
         4.3      No Violation. ..........................................................................  12
         4.4      Litigation and Proceedings. ............................................................  13
         4.5      Third-Party Consents ...................................................................  13

         4.6      InCon Contracts. .......................................................................  13
         4.7      Environmental Matters ..................................................................  13
         4.8      Intellectual Property Matters ..........................................................  14
         4.9      Product Claims .........................................................................  14
         4.10     No Grant of Manufacturing Rights. ......................................................  15
         4.11     Title to Tangible Assets ...............................................................  15
         4.12     Leased Real and Personal Property ......................................................  15
         4.13     Taxes ..................................................................................  15
         4.14     Employee Matters .......................................................................  16
         4.15     Compliance with Laws ...................................................................  17
         4.16     Ongoing Capital Expenditures ...........................................................  17
         4.17     Ownership of Stock .....................................................................  17
         4.18     Identity of Subsidiaries ...............................................................  17
         4.19     Employee Benefit Plans .................................................................  17
         4.20     Proprietary Information. ...............................................................  19
         4.21     Brokers. ...............................................................................  20
         4.22     Code. ..................................................................................  20
         4.23     Insurance. .............................................................................  20
         4.24     Construction Contract. .................................................................  20
         4.25     Year 2000 Ready. .......................................................................  20
         4.26     Sales Representative Agreements. .......................................................  20
         4.27     State of Equipment .....................................................................  20
         4.28     Payments to Officials. .................................................................  20
         4.29     Accounts Payable. ......................................................................  21
         4.30     Accounts Receivable. ...................................................................  21

ARTICLE 4A

         Representations and Warranties by Bionutrics ....................................................  21
         4A.1     Organization and Authority. ............................................................  21
         4A.2     Validity:  Enforceability. .............................................................  21
         4A.3     No Violation. ..........................................................................  21
         4A.4     Litigation and Proceedings. ............................................................  22
         4A.5     Third-Party Consents. ..................................................................  22
         4A.6     InCon Contracts. .......................................................................  22
         4A.7     Brokers. ...............................................................................  22
         4A.8     Code. ..................................................................................  22
         4A.9     Proprietary Information. ...............................................................  23
         4A.10    Ownership of Stock. ....................................................................  23
         4A.11    Matter Having Biological Activity. .....................................................  23

ARTICLE 4B

         Representations and Warranties by InCon International Inc. ......................................  23
         4B.1     Organization and Authority. ............................................................  23
         4B.2     Validity:  Enforceability. .............................................................  23

         4B.3     No Violation. ..........................................................................  24
         4B.4     Representation Agreement ...............................................................  24
         4B.5     Payments to Officials ..................................................................  24
         4B.6     Sole Shareholder .......................................................................  24
         4B.7     Construction Contract. .................................................................  24

ARTICLE 4C

         Representations and Warranties by NTC ...........................................................  24
         4C.1    Organization ............................................................................  24
         4C.2     Validity: Enforceability. ..............................................................  25
         4C.3     No Violation. ..........................................................................  25
         4C.4     Sole Shareholder. ......................................................................  25

ARTICLE 5

         Representations and Warranties by Humko .........................................................  25
         5.1      Organization and Authority .............................................................  25
         5.2      Validity: Enforceability. ..............................................................  26
         5.3      No Violation. ..........................................................................  26
         5.4      No Limitation. .........................................................................  26

ARTICLE 6

         Covenants Between Execution and Closing and Post-Closing ........................................  26
         6.1      Access to Records ......................................................................  26
         6.2      Conduct of Business Prior to Closing ...................................................  27
         6.3      Filings with Governmental Authorities ..................................................  27
         6.4      Statement of Finished Goods Inventory ..................................................  27

ARTICLE 7

         Covenants of the Parties After the Closing ......................................................  27
         7.1      Indemnification Regarding Pre-existing Liabilities. ....................................  27
         7.2      Confidentiality ........................................................................  28
         7.3      Budget .................................................................................  30
         7.4      Guaranteed Payment to Humko. ...........................................................  30
         7.5      Restrictions Relating to Certain Products and Materials. ...............................  31
         7.6      Adjustment Relating to Receivables and Payables Only. ..................................  31

ARTICLE 8

         Conditions to Closing ...........................................................................  32
         8.1      Conditions of Humko's Obligations to Close .............................................  32
         8.2      Conditions of InCon's and Bionutrics' Obligations to Close .............................  33
         8.3      Mutual Conditions ......................................................................  33

         8.4      Waiver of Conditions to Closing ........................................................  34

ARTICLE 9

         Termination of Agreement ........................................................................  34
         9.1      Termination of this Agreement Prior to the Closing Date ................................  34

ARTICLE 10

         General Provisions ..............................................................................  35
         10.1     Binding Nature and Restrictions on Assignment ..........................................  35
         10.2     Notices ................................................................................  35
         10.3     Survival of Representations and Warranties .............................................  36
         10.4     Survival of Covenants ..................................................................  36
         10.5     Governing Law: Severability ............................................................  36
         10.6     Public Announcement ....................................................................  36
         10.7     Expenses ...............................................................................  37
         10.8     Covenant of Good Faith .................................................................  37
         10.9     Further Assurances .....................................................................  37
         10.10    Calculation of Days ....................................................................  37
         10.11    Headings ...............................................................................  37
         10.12    Construction ...........................................................................  37
         10.13    Counterparts ...........................................................................  37
         10.14    Entire Agreement; Amendment ............................................................  37
         10.15    Submission to Jurisdiction .............................................................  37




EXHIBITS
Exhibit 1.1          Members Agreement
Exhibit 3.4(a)       General Assignment and Bill of Sale
Exhibit 3.4(b)       Assignment of Lessee's Interest in Real Property Leases
Exhibit 3.4(c)       Assignment of Lessee's Interest in Personal Property
Exhibit 3.4(d)       Form of Opinions of InCon, International, NTC, and Bionutrics Counsel
Exhibit 3.4(e)       FIRPTA Certificate
Exhibit 3.4(g)       Technology Assignment Agreement from InCon to Company
Exhibit 3.5          Transition Services Agreement
Exhibit 3.6          First Amendment to Agreement for Purchase and Sale of Assets
Exhibit 3.8          Assignment and Assumption Agreement (International Construction Contract)
Exhibit 3.9          [*]
Exhibit 3.10         Assignment of Representation Agreement
Exhibit 3.11         [*]
Exhibit 3.12         Assignment of Sales Representative Agreements
Exhibit 3.13         Notification of Assignment of Rights in and to Sales Representative Agreements

Exhibit 3.14         Escrow Agreement
Exhibit 3.16         [*]
Exhibit 3.17         [*]
Exhibit 3.18         Guaranty of Bionutrics



SCHEDULES
3.4           Schedule of InCon Assets to be Conveyed to the Company
3.15          List of Certain Loans of InCon and Its Affiliates
4.4           InCon's Litigation and Proceedings
4.5           InCon's Third-Party Consents
4.6           InCon Contracts
4.7           InCon's Environmental Disclosures
4.8           InCon's Intellectual Property Disclosures
4.9           InCon's Product Claims Disclosures
4.10          Manufacturing Licenses Granted by InCon and Affiliates
4.11(a)       List of InCon's Assets to be Conveyed to Company
4.11(b)       List of InCon's Assets that will be retained by InCon
4.12          InCon's Leased Real and Personal Property
4.13          InCon's Tax Disclosures
4.16          Capital Expenditures
4.19          Employee Plans
4.23          Insurance
4.29          List of Accounts Payable
4.30          List of Accounts Receivable
5.4           [*]

                           MASTER FORMATION AGREEMENT

                  This MASTER FORMATION AGREEMENT is entered into as of June 25, 1999, by and among AC HUMKO CORP., a Delaware corporation ("Humko"), having offices at 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018-4909, INCON TECHNOLOGIES, INC., a Delaware corporation ("InCon"), having offices at 970 Douglas Road, Batavia, Illinois 60510, INCON INTERNATIONAL INC., a British Virgin Islands corporation ("International"), having offices at 970 Douglas Road, Batavia, Illinois 60510, NUTRITION TECHNOLOGY CORPORATION, a Nevada corporation ("NTC"), having offices at 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016, and BIONUTRICS, INC., a Nevada corporation ("Bionutrics"), having offices at 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016.

                              W I T N E S S E T H:

         WHEREAS, InCon and Humko desire to enter into this Agreement in order to form a Delaware limited liability company provisionally named InCon Processing, L.L.C., (the "Company"); and

         WHEREAS, NTC, as the sole shareholder of all of the outstanding capital stock of InCon, and Bionutrics, as the sole shareholder of all the outstanding capital stock of NTC, will benefit directly and indirectly from the transactions referred to in this Agreement and, to evidence each of their approvals to this Agreement and the transactions covered hereby, they joined in the execution of this Agreement and additionally have made the respective warranties, representations, indemnities and other agreements contained in this Agreement, and Humko would not have executed this Agreement unless Bionutrics, NTC and InCon all executed this Agreement; and

         WHEREAS, the Company intends to engage in the business activities included within the "Scope of Business", defined in Article I; and

         WHEREAS, InCon and Humko desire to enter into the arrangements and commitments described herein to create and effectuate the formation of the Company, and Bionutrics joins in the execution of this Agreement for the purposes set forth above.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants of the parties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

         1.1 Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings ascribed thereto in this Section 1.1.

         "Affiliate(s)" means an entity controlling, controlled by or under common control with another entity, with majority ownership being deemed necessary for control.

         "Agreement" means this Agreement, together with all Appendices, Schedules and Exhibits hereto and any modification or amendment hereto or thereto that is made in accordance with Section 10.14.

         "Agreement for Purchase and Sale of Assets" means that certain Agreement for Purchase and Sale of Assets dated as August 14, 1998, by and between Bionutrics and Humko.

         "Assets" has the meaning set forth in Section 3.4.

         "Bionutrics" has the meaning set forth in the opening paragraph of this Agreement.

         "InCon" has the meaning set forth in the opening paragraph of this Agreement.

         "Claims and Expenses" has the meaning set forth in Section 7.1.

         "Closing" has the meaning set forth in Section 3.1(a).

         "Closing Date" has the meaning set forth in Section 3.1(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the first recital of this Agreement.

         "Competitive Activity" has the meaning set forth in the Members Agreement.

         "Confidential Information" has the meaning set forth in Section 7.2(a).

         [*]

         "Covered Systems" shall mean all computer software, computer hardware, firmware, process, production, or other control systems of every kind and description, telecommunications and other information systems, and all other equipment containing microchips or computer code, that are used by InCon in connection with its business, the Facility or any of the Assets that will be acquired by the Company pursuant to this Agreement. A Covered System includes any third-party-manufactured products that have been included by InCon in a Covered System that has been installed by InCon or any of its subcontractors in connection with its business, the Facility or any of the Assets that will be acquired by the Company pursuant to this Agreement.

         "EBITDA" means all Net Earnings before applicable state and federal corporate income Taxes and interest expense.

         "Effective Date" has the meaning set forth in Section 3.1(b).

         "Employee Plans" has the meaning set forth in Section 4.19(a).

         "Environmental Claims and Expenses" has the meaning set forth in
Section 7.1.

         "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority at the federal, state, and local level pertaining to pollution of the environment and protection of health and the environment including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource and Conservation and Recovery Act of 1976, ("RCRA") as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, all implementing rules and regulations, and any other environmental conservation or protection laws at the federal, state, and local level regarding the Release, Threatened Release, or Disposal of Petroleum Products, Hazardous Substances, Solid Wastes or Materials of Environmental Concern.

         "Environmental Permits" has the meaning set forth in Section 4.7(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Facility" means the facility of InCon located at 970 Douglas Road, Batavia, Illinois 60510.

  [*]

         "Governmental Authority" means the United States, the state, county, city, and political subdivisions in which the Facility is located or that exercise jurisdiction over the Facility or InCon, and any agency, department, commission, board, bureau, or instrumentality that exercises jurisdiction over the Facility or InCon.

         "Gross Revenues" means all revenues received from the business of the Company during the period commencing one (1) calendar year after the date hereof, and ending on the date that is two (2) calendar years after the date hereof. All such items shall be determined in accordance with generally accepted accounting principles applied consistently.

         "Guaranty" means the Guaranty of Bionutrics guaranteeing all of the warranties, representations, indemnities, and covenants of InCon, International and NTC under this Agreement and the Related Agreements, in the form attached hereto as Exhibit 3.18.

         "Hazardous Substance" means any material, waste, or substance, that is:
(A) included within the definitions of "hazardous substances," "hazardous materials," or "toxic substances," in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (B) listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R.
Section 172.101, as amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as amended; or (C) explosive, radioactive, asbestos, a polychlorinated biphenyl, or a Petroleum Product.

         "Humko" has the meaning set forth in the opening paragraph of this Agreement.

         "Indemnitor" has the meaning set forth in Section 7.1.

         "InCon Contracts" has the meaning set forth in Section 4.6(a).

         "Intellectual Property Rights" means any and all intangible rights existing from time to time under state, federal and/or foreign Laws, including patent Law, copyright Law, trade secret Law, unfair competition Law, trademark Law or other similar Laws or principles. As used herein, the term "Intellectual Property Rights" shall not include any and all proprietary compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter, but such term shall include (i) all proprietary information with respect to methods and/or techniques involved in the processing of natural source materials except for coconut oil and (ii) all proprietary information relating to compounds and compositions of matter that are biologically inactive and/or utility and products incorporating such compositions of matter.

         "International" has the meaning set forth in the opening paragraph of this Agreement.

         [*]

         "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, injunction, arbitral award, decree, ruling, proclamation, resolution, judgment, decision, or declaration, of a Governmental Authority.

         "Leased Real and Personal Property" has the meaning set forth in
Section 4.12(a).

         "Materials of Environmental Concern" includes chemicals, pollutants, contaminants, wastes, toxic substances, Hazardous Substances, hazardous wastes, hazardous materials, hazardous chemical, petroleum and Petroleum Products, regulated materials, radioactive materials, and pesticides.

         "Members Agreement" means the Members Agreement for the Company, a copy of which is attached hereto as Exhibit 1.1.

         "Net Earnings" means the difference between Gross Revenues minus all costs (excluding depreciation and amortization) incurred by the Company in connection with the operation of the business of the Company during the period commencing one (1) calendar year after the date hereof, and ending on the date that is two (2) calendar years after the date hereof.

         "NTC" has the meaning set forth in the opening paragraph of this Agreement.

         "Petroleum Product" means any material, product, or substance that is included within the definitions of "petroleum," "petroleum products," "petroleum substances," or "crude oil" or any fraction thereof, in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law.

         "Proprietary Information" means all commercial and technical information, including, without limitation, licenses, know-how, trade secrets, inventions, drawings (whether for engineering, production, or development purposes), specifications (whether for products, processes, equipment, or otherwise), and formulas, owned, licensed or developed by InCon or used in the current business of InCon, including the exclusive, world-wide right to make use of such information in the manufacture of products, the right to create modifications and improvements thereof, and the right to defend its interests therein with respect to third parties. As used herein, the term "Proprietary Information" shall not include any and all commercial and technical information relating to proprietary compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter, but such term shall include (i) all proprietary information with respect to methods and/or techniques involved in the processing of natural source materials except for coconut oil and (ii) all proprietary information relating to compounds and compositions of matter that are biologically inactive and/or utility and products incorporating such compositions of matter.

         "Release", "Threatened Release" and "Disposal" shall have the meanings provided within the definitions of "release," "threatened release," or "disposal" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law.

         "Related Agreements" means all of the agreements set forth as Exhibits hereto and any other agreements executed by any of the parties hereto in connection with the matters covered by this Agreement.

         [*]

         "Sales Representative Agreements" means the following Sales Representative Agreements:

                  [*]

         "Scope of Business" means the toll processing of various products, the sale of certain equipment and services in connection with the design, engineering and/or construction of molecular separation (including molecular distillation, dry fractionation, chromatographic separation and membrane filtration) facilities and various activities related thereto, including research and development, technical support and marketing, and the operation of certain facilities involving molecular separation procedures and other processes and procedures currently engaged in by InCon [*]; and

         "Solid Waste" means any material, waste, or substance included within the definition of "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law.

         "Taxes" has the meaning set forth in Section 4.13.

         "Tax Return" has the meaning set forth in Section 4.13.

         "Territory" has the meaning set forth in the Members Agreement.

         "Technology" means all proprietary technology owned, licensed or developed by InCon, which relates to the business of InCon or which is within the Scope of the Business.

         "Transition Services Agreement" means the Transition Services Agreement between the Company and InCon of even date herewith and the form of which is attached as Exhibit 3.5.

         "Year 2000 Ready" shall mean capable at all times, without additional human intervention or additional programming, of correctly processing (and, if applicable, calculating, comparing, and/or sequencing), storing, retrieving, displaying, printing, inputting and outputting calendar, date, and time data before, on, and after January 1, 2000 (and correctly handling each leap year); the dates shall be in a 4-digit year format (YYYY) except for windowing and similar techniques that permit logical interpretation of two-digit year fields in situations where use of the temporary logical technique is specifically disclosed and agreed to by all parties.

                                    ARTICLE 2

                                   The Company

         2.1 New Business Structure.

                  (a) The parties shall cause the Company to be formed as a Delaware limited liability company. After the Closing, the Company will be owned fifty percent (50%) by Humko and fifty percent (50%) by InCon, subject to the terms of the Members Agreement.

                  (b) Each party is and shall remain liable for all pre-existing liabilities relating to the conduct of its respective businesses and the businesses of its Affiliates prior to the Closing.

         2.2 Contributions. InCon and Humko will make the contributions and contractual commitments to the Company that are summarized in Sections 2.3 and
2.4. The parties have agreed that the aggregate value of the contributions to be made by Humko is US $3,200,000 and the aggregate value of the contributions to be made by InCon is US $3,200,000.

         2.3 Contributions and Commitments to the Company.

(a) InCon shall convey to the Company all of the Assets, which InCon and Humko have agreed have a value of US $6,000,000. InCon's contribution to the Company shall be equal to $3,000,000 for the contribution of a one-half (1/2) undivided interest in and to the Assets, and the Company shall immediately purchase the other undivided one-half interest in and to the Assets for US $3,000,000. In addition, InCon shall contribute US $200,000 in cash to the Company at Closing. Accordingly, the aggregate contribution from InCon to the Company on the Closing Date shall be equal to US $3,200,000.

(b) Humko shall make a cash contribution to the Company equal to US $3,200,000.

         2.4 Pre-Closing Actions to Create Company. On or before the Closing
Date,

                  (a) Humko and InCon agree to execute, file and record such certificates and other documents as may be required in order to form the Company as a limited liability company under Delaware Law. The parties agree not to make any election to treat the Company as other than a partnership for federal income tax purposes. The parties will further qualify the Company to do business in Illinois and any jurisdiction that they determine to be appropriate and will open a bank account in the name of the Company at a bank agreed to by the parties.

                  (b) InCon shall obtain the written consent and estoppel, in form and substance reasonably satisfactory to Humko, of each lessor of equipment and the Facility leased by InCon to the transfer by InCon of its interest under each of the respective leases to the Company.

                  (c) InCon shall obtain such other written consents and estoppels from other contract parties, in form and substance reasonably satisfactory to Humko, as may be required by Humko including, without limitation, those related to various toll processing agreements in connection with the business of InCon and each of the following:

                      (i) [*]

                      (ii) [*]

                      (iii) Manufacturing Agreement with InCon Industries, Inc. dated October 31, 1997;

                      (iv) Facility lease identified on Schedule 4.12; and

                      (v) [*]

                  (d) Humko shall conduct its due diligence inspections of all Facilities leased by InCon together with an inspection of all records and documents of InCon.

                                    ARTICLE 3

                                     Closing

         3.1 Closing: Effective Date.

                  (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. at the offices of Vinson & Elkins L.L.P. at 1325 Avenue of the Americas, 17th Floor, New York City, New York on or before (i) June 30, 1999, or (ii) at such other place, time and date as InCon, Humko and Bionutrics may agree (the date of the Closing being the "Closing Date"). All actions required to be taken at the Closing shall be deemed to occur simultaneously and in the appropriate order in light of the nature of the respective transactions. Final acceptance of this Agreement and all Related Agreements shall be made by the parties in New York City, New York.

                  (b) All transactions consummated at the Closing will be given financial effect as of 12.01 a.m. on the Closing Date (the "Effective Date").

         3.2 Activation of the Company. At the Closing, InCon and Humko will execute and deliver to each other the Members Agreement.

         3.3 Contributions and Commitments to the Company. At the Closing, the parties will make the contributions and commitments to the Company that are described in Section 2.3.

         3.4 Transfer of Various Assets of InCon. At the Closing, InCon shall deliver the following instruments to the Company and transfer all of the assets of InCon identified on Schedule 3.4 (the "Assets"):

                  (a) a General Assignment and Bill of Sale executed by InCon in the form of Exhibit 3.4(a);

                  (b) Assignment of Lessee's Interest In Leases to each parcel of real property leased by InCon, as required by applicable Law to transfer leasehold title to all of such real property to the Company, in the form of
Exhibit 3.4(b);

                  (c) Assignment of Lessee's Interest In Leases to all equipment leased by InCon in connection with the business of InCon, as required by applicable Law to transfer leasehold title to all of such personal property to the Company, in the form of Exhibit 3.4(c)

                  (d) opinions of counsel to InCon, International, NTC, and Bionutrics including Nevada counsel in the form of Exhibit 3.4(d);

                  (e) a Code Section 1445 certificate in the form of Exhibit 3.4(e);

                  (f) all books and records of InCon relating to the Assets assigned by InCon to the Company and to InCon's business except those relating to employees or the corporate minute books and capital stock ledger of InCon;

                  (g) Technology Assignment Agreement from InCon to the Company granting perpetual ownership of the Technology to the Company in the form of
Exhibit 3.4(g); and

                  (h) written approval of the sole shareholder of InCon and Nutrition Technology Corporation, approving the transactions covered by this Agreement;

                  (i) written approval of the sole shareholder of NTC, Bionutrics, approving the transactions covered by this Agreement; and

                  (j) such other instruments or documents as may be reasonably necessary or appropriate to transfer all of the Assets of InCon and International to the Company.

         3.5 Execution of Transition Services Agreement. At the Closing, InCon and the Company shall execute and deliver to each other the Transition Services Agreement in the form of Exhibit 3.5.

         3.6 Execution of Amendment to Agreement for Purchase and Sale of Assets . At the Closing, Bionutrics and Humko shall execute and deliver to each other the First Amendment to Agreement for Purchase and Sale of Assets in the form of
Exhibit 3.6.

         3.7 Execution of Related Agreements. At the Closing, each of InCon, Humko, and Bionutrics and the other parties hereto shall execute and deliver each of the respective Related Agreements not already described in this Article 3 to which it is a party.

         3.8 Transfer of Construction Contract. At the Closing, International shall execute and deliver to the Company the Assignment and Assumption of Agreement (Construction Contract) in the form of Exhibit 3.8, assigning to the Company all of International's rights, titles and interests in and to the Construction Contract.

         3.9 [*]

         3.10 Transfer of Representation Agreement. At the Closing, International shall execute and deliver to the Company the Assignment of Representation Agreement in the form of

Exhibit 3.10, assigning to the Company all of International's rights, titles and interests in and to the Representation Agreement.

         3.11 [*]

         3.12 Transfer of Sales Representative Agreements. At the Closing, InCon shall execute and deliver to the Company the Assignments of Sales Representative Agreements in the form of Exhibit 3.12, assigning to the Company all of InCon's rights, titles and interests in and to each of the Sales Representative Agreements.

         3.13 Notification of Assignment of Rights in Sales Representative Agreements. At the Closing, InCon shall execute and deliver to the Company the Notification of Assignment of Rights in and to Sales Representative Agreements in the form of Exhibit 3.13, notifying each of the Representatives defined in each of the Sales Representative Agreements of the assignment to the Company of all of InCon's rights, titles and interests in and to the respective Sales Representative Agreements.

         3.14 Escrow Agreement. At the Closing, InCon and Humko shall execute and deliver to each other an Escrow Agreement in the form of Exhibit 3.14 appointing First American Title Insurance Company, National Division as escrow agent to hold an amount of money equal to the amount required under the terms of
Section 7.7.

         3.15 Payment of Debts. Schedule 3.15 contains a list of certain loans of InCon or its Affiliates that must be paid by InCon from funds to be paid to InCon by the Company as payment for an undivided fifty percent interest in the Assets of InCon that will be contributed by InCon to the Company. The other undivided fifty percent interest in such Assets shall constitute a capital contribution by InCon to the Company.

         3.16 [*]

         3.17 [*]

         3.18 Guaranty. At the Closing, Bionutrics shall execute and deliver the Guaranty to Humko in the form of Exhibit 3.18.

                                    ARTICLE 4

                     Representations and Warranties by InCon

                  InCon represents and warrants to Humko as follows:

         4.1 Organization and Authority

                  InCon (i) is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware, (ii) has the full power and authority to carry on its business as now being conducted and to own and lease its properties, and (iii) has full power and authority to execute and deliver this Agreement, the Related Agreements to which it is a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

         4.2 Validity: Enforceability.

                  InCon's execution, delivery and performance of this Agreement and any Related Agreements to which it is or will be a party, and InCon's consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of InCon's board of directors and have been approved by all shareholders of InCon. This Agreement has been, and at the Closing the Related Agreements to which InCon is a party will be, duly executed and delivered by InCon, and when duly executed and delivered by InCon will constitute the legal, valid and binding obligations of InCon, enforceable in accordance with their respective terms, except to the extent provided by bankruptcy, insolvency or similar Laws respecting creditors' rights generally or to the extent that enforceability may be limited by the availability of specific performance or other equitable remedies being in the discretion of the court.

         4.3 No Violation.

                      The execution, delivery and performance by InCon of this Agreement, the Related Agreements to which it is or will be a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate or conflict with the provisions of any Law or of any order, judgment or decree of any court or other Governmental Authority applicable to InCon or the property or business of InCon or its Affiliates, (ii) violate or conflict with the articles of incorporation or by-laws of InCon, or (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, pursuant to, any agreement to which InCon is a party or by which it is bound.

         4.4 Litigation and Proceedings. Except as described in Schedule 4.4, there are no actions, suits, or proceedings (whether or not purportedly on behalf of or against InCon) pending, or to the knowledge of InCon threatened, against InCon or its Affiliates or relating to the consummation of the transactions contemplated hereby, at Law or in equity, before or by any Governmental Authority, or before any arbitrator. Neither InCon nor any of its Affiliates or the business of any such parties is subject to any judgment, order, writ, injunction, decree or award that adversely affects the business of InCon or any of its Affiliates.

         4.5 Third-Party Consents. Except as described in Schedule 4.5, no permit, consent, authorization or approval of, or waiver or exemption by, or filing with, any person is required in connection with the execution, delivery or performance by InCon of this Agreement or any of the Related Agreements or the consummation by InCon of the transactions contemplated thereby.

         4.6 InCon Contracts.

                           (a) Schedule 4.6 lists, as of June 1, 1999, all
customer sales agreements, supply agreements, toll manufacturing agreements, leases and other material agreements related to the business of InCon and International (collectively, "InCon Contracts") in effect on the date hereof. Except as described in Schedule 4.6, InCon is not aware of (i) the cancellation, breach, expiration or lapse of any InCon Contract; or (ii) any default by any party to any InCon Contract. Except as described in Schedule 4.6, neither InCon nor any InCon Affiliate is a party to, or subject to, any agreement, contract or commitment that substantially limits the freedom of InCon or any InCon Affiliate to compete in any line of business within the Company Scope of Business, or that would conflict with InCon's ability to become a member of the Company.

                           (b) Except as described in Schedule 4.6, the
execution, delivery and performance by InCon and International of this Agreement, the Related Agreements, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby and thereby do not violate or conflict with the provisions of any InCon Contract.

                           (c) Except as described in Schedule 4.6, each InCon
Contract is (or, in the case of InCon Contracts executed after the date hereof, on the Closing Date will be) in full force and effect, and to the knowledge of InCon, neither InCon nor any of its Affiliates is in default thereunder, and no event has occurred which, with the passage of time or the giving of notice, or both, would result in any default thereunder by InCon or any of its Affiliates.

         4.7 Environmental Matters.

                  (a) Except as described in Schedule 4.7, neither InCon nor any of its Affiliates is subject to any pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority (i) under any Environmental Laws or (ii) with respect to any claim by any non-governmental third party in connection with any Release or Threatened Release of any Hazardous Substances into the environment.

                  (b) InCon and its Affiliates have obtained with respect to the Facility all permits, licenses, other authorizations, registrations and other governmental consents ("Environmental Permits") required under Environmental Laws.

                  (c) Except as described in Schedule 4.7, the Facility and the business of InCon are each in compliance with all Environmental Laws and all terms and conditions of such Environmental Permits.

                  (d) Except as described in Schedule 4.7, there has not been a Release, Threatened Release, or Disposal of any Hazardous Substances or Materials of Environmental Concerns at any Leased Real and Personal, or other property owned or operated by InCon or International.

                  (e) Neither InCon nor International has disposed of Hazardous Substances or Materials of Environmental Concern at: (1) any facility that does not have a permit to accept such substances or materials, or (2) any facility that is on the National Priorities List.

         4.8 Intellectual Property Matters. All of the Intellectual Property Rights of InCon that are owned by InCon and/or used in InCon's business are described on Schedule 4.8. Except as described in Schedule 4.8 and Schedule 4.10:

                  (a) There are no actions, suits, or proceedings pending against InCon or any of its Affiliates that any of them is infringing upon (or has infringed upon) the Intellectual Property Rights of any other party;

                  (b) To the knowledge of InCon, there are no such actions, suits, or proceedings that have been threatened within the last three years; and

                  (c) To the knowledge of InCon, no party is infringing upon (or has infringed upon) the Intellectual Property Rights related to the Technology.

         4.9 Product Claims. Except as described in Schedule 4.9, there are no actions, suits, or proceedings pending, or to the knowledge of InCon threatened, against InCon or any of its Affiliates relating to any product liability claims or product defect allegations relating to the business of InCon.

         4.10 No Grant of Manufacturing Rights. Except as disclosed in Schedule 4.10, neither InCon nor any of its Affiliates has granted or transferred to any person (including any Affiliate, Associate or third party) any rights or license to use the Technology or to process or manufacture products using the Technology. InCon knows of no basis on which any third party could claim to have such rights. Neither InCon nor any of its Affiliates has disclosed any of its technology relating to the Technology to any person, other than those parties listed in Schedule 4.10, and then only pursuant to non-use and non-disclosure restrictions described in such Schedule.

         4.11 Title to Tangible Assets. (a) Schedule 4.11(a) lists all of the material Assets of InCon that will be conveyed to the Company. Except as specified in Schedule 4.11(a), InCon owns and has good and valid marketable title to all such Assets and none of such Assets is subject to any security agreement, pledge, mortgage, deed of trust, financing statement, lease financing or any other financing arrangement whereby any other party has an interest in or claim against any of such tangible Assets.

                  (b) Schedule 4.11(b) lists all of the material assets of InCon that will not be conveyed or transferred to the Company.

         4.12 Leased Real and Personal Property.

                  (a) Schedule 4.12 lists all of the real and personal property that InCon currently uses in connection with its business, all of which is held by InCon pursuant to leases (the "Leased Real and Personal Property").

                  (b) Except as set forth in Schedule 4.12, InCon has a valid leasehold interest in all of the Leased Real and Personal Property, free and clear of all liens and security interests. All leases in respect of the Leased Real and Personal Property are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease any default, or any event which with notice or lapse of time or both would constitute such a default. No such lease has been modified or amended in writing except as evidenced by instruments described in Schedule 4.12. InCon has not received from any party to any such lease any written notice of, or written claim with respect to, any breach or default thereof, and InCon has not granted any sublease, license or any agreement granting to any person or entity any right to use or occupy any part of the Leased Real and Personal Property or portion thereof and has no knowledge of any grant by any such other person.

         4.13 Taxes. Except as described in Schedule 4.13,

                  (a) InCon and each of its Affiliates have paid or will pay when due or finally settled all Federal, state, local and provincial and other foreign net or gross income Taxes together with any interest thereon, any penalties, additions to Tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts relating to their businesses which are imposed on them or which are attributable to the period of time prior to the Effective Time.

                  (b) InCon and each of its Affiliates have filed, or will file when due, all Tax Returns of all Federal, state, local and provincial and other foreign, receipts, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property or other Taxes, assessments or other governmental charges, together with any penalties, additions to Tax or additional amounts with respect thereto and any interest required to be filed relating to the business or the Assets of InCon and each of its Affiliates for the periods up to the Effective Time.

                  (c) There are no liens for any Taxes upon any of the Assets of InCon or any of its Affiliates other than liens for Taxes not yet delinquent.

                  (d) All of the Assets of InCon were obtained by InCon for its own use, and the Company's purchase of the Assets of InCon and its applicable Affiliates is exempt from sales and use Tax.

                  (e) InCon will file within fifteen days after the Effective Time a final sales and use Tax return from all applicable jurisdictions and will request from each applicable tax commissioner for presentation to the Company and Humko a receipt showing that all Taxes, interest and penalties have been paid or a certificate indicating that no Taxes are due.

                  (f) Neither InCon nor any of its Affiliates has requested or received an extension of time within which to file any Tax Return that has not yet been filed.

                  (g) Neither InCon nor any of its Affiliates is a party to any allocation or sharing agreement with respect to Taxes.

                  As used in this Section 4.13,

         "Taxes" means all taxes, fees, levies, imposts, assessments or other charges including, but not limited to, foreign, federal, state, county or local income, profits, gross receipts, payroll, excise, property, severance, sales, use, employment, value added, unitary, capital, net worth, transfer, withholding and franchise taxes and customs duties together with any penalties, interest and additions to tax thereon or costs or expenses related thereto; and

         "Tax Return" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed for any period with any Governmental Authority in connection with, any Taxes.

         4.14 Employee Matters. With respect to all of its employees, (i) InCon has complied in all respects with all applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, including, without limitation, any bargaining or other obligations under the National Labor Relations Act, (ii) InCon is not a party to or bound by, any collective bargaining agreement or other written contract concerning employment, or any affirmative action plan established pursuant to any local, state or federal Law or order of any Governmental Body or court, (iii) there is no labor strike or labor dispute, slowdown or stoppage actually pending or, to the best knowledge and belief of InCon, threatened against or affecting InCon, and InCon has not experienced any labor strikes or material labor disputes, slowdowns or stoppages during last three years, and (iv) there is no dispute concerning representation as to any collective bargaining representative concerning employees of InCon, and no union claims to or is seeking to represent non-union employees of InCon.

         4.15 Compliance with Laws. The business of InCon is being conducted, and the Assets associated therewith are being maintained and operated, in compliance with all applicable Laws and regulations. InCon knows of no pending action by any Governmental Authority that, if taken, would prevent the present conduct of such business or the present use of any of the Assets of InCon. InCon has complied with all applicable statutes, codes, Laws, ordinances, rules and regulations, in operating its business at the Facility and elsewhere. All improvements and equipment situated on the Facility comply with all applicable statutes, codes, Laws, ordinances, rules and regulations including specifically
(i) NFPA standards with regard to materials to be used in the area's class of service including integral fire sprinklers or special protection devices for the hazards in the area's class of service, (ii) the Occupational Safety and Hazards Act health and safety standards with regard to materials to be used in the area's class of service, and (iii) all pollution control regulations and permitting requirements including but not limited to a spill prevention control and countermeasure plan, storm water pollution control plan, and land use documentation.

         4.16 Ongoing Capital Expenditures. Schedule 4.16 contains a complete and correct list, as of April 1, 1999, of all ongoing capital expenditure programs of InCon.

         4.17 Ownership of Stock. All of the outstanding capital stock of InCon is owned and held by Nutrition Technology Corporation, and none of such capital stock is subject to any liens, security agreements or pledge that will exist after the date hereof.

         4.18 Identity of Subsidiaries. InCon has no subsidiaries.

         4.19 Employee Benefit Plans.

                  (a) Schedule 4.19 lists all the following that are sponsored, maintained or contributed to by Bionutrics or by InCon for the benefit of the employees of InCon (collectively, the "Employee Plans"):

                  (i) each "employee benefit plan," as such term is defined in
Section 3(3) of ERISA; and

                  (ii)each personnel policy, stock option or purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, sick pay policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, annuity contract, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plans, agreement, arrangements, program, practice or understanding that is not described in
Section 4.19(a)(i).

                  (b) InCon has performed in all material respects all obligations, whether arising with respect to the Employee Plans, by operation of Law or by contract, required to be performed by it in connection with the Employee Plans, and there have been no material defaults or violations by any other party to the Employee Plans. All contributions required to be made to the Employee Plans pursuant to their terms and provisions and applicable Law have been timely made.

                  (c) All reports and disclosures relating to the Employee Plans required to be filed with or furnished to governmental agencies, Employee Plan participants, or Employee Plan beneficiaries have been filed or furnished in accordance with applicable Law in a timely manner, and each Employee Plan has been administered in substantial compliance with its governing documents and applicable Law.

                  (d) With respect to the Employee Plans, (1) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of InCon, threatened against, or with respect to, any of the Employee Plans or their assets, (2) there is no matter pending (other than routine qualification determination filings) with respect to any of the Employee Plans before the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation, (3) InCon has not received notification of the commencement of an audit by any such agency of any of the Employee Plans, (4) there are no expenses that are required to have been paid as of the date hereof by any of the Employee Plans that have not been so paid, and (5) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require any larger contribution to, or the payment of greater benefits under, any Employee Plan than otherwise would have been required or (ii) create or give rise to any additional vested rights or service credits under any Employee Plan.

                  (e) In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under the Employee Plans that, in the aggregate, would result in imposition of a penalty, sanction, or Tax imposed under Section 280G and 4999 of the Code.

                  (f) None of the Employee Plans is a "multi employer plan" as defined in Section 3(37) of ERISA.

                  (g) All the Employee Plans are in compliance in all material respects with the requirements prescribed by applicable statutes, orders, or governmental rules and regulations currently in effect with respect thereto.

                  (h) Each Employee Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the Internal Revenue Service to so qualify, and, such Employee Plan has not been amended or operated in any manner that is reasonably likely to cause any such Employee Plan to fail to qualify under Section 401(a) of the Code. As to any Employee Plan intended to be qualified under Section 401 of the Code, there has been no termination of, partial termination of, or, in the case of a plan to which Section 412 of the Code does not apply, complete discontinuance of contributions under the Employee Plan within the meaning of Section 411(d)(3) of the Code for which the rights of all affected employees to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, or the amounts credited to the employees' accounts, have not been vested 100% and thereby rendered nonforfeitable.

                  (i) InCon has not incurred any liability to the Pension Benefit Guaranty Corporation under Section 4001 et seq. of ERISA. All premiums payable to the Pension Benefit Guaranty Corporation have been paid when due.

                  (j) InCon has delivered to Humko copies of all written Employee Plans and, where applicable, amendments thereto, related trusts, the most recent determination letter from the Internal Revenue Service, summary plan descriptions and the most recent annual reports filed pursuant to ERISA or the Internal Revenue Code with respect to the Employee Plans.

                  (k) No prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Employee Plan. No breach of any fiduciary duty imposed with respect to an Employee Plan pursuant to Title I of ERISA has occurred.

                  4.20 Proprietary Information. With respect to the Proprietary Information of InCon, (i) InCon is the owner or has the right to authorize the use of or convey such Proprietary Information to third parties including, without limitation, the Company; (ii) no action, suit or proceeding is pending or, to InCon's knowledge, threatened with respect to the Proprietary Information; (iii) to the knowledge of InCon, none of the Proprietary Information infringes upon the rights of others or is subject to any outstanding order, decree or judgment; and (iv) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Proprietary Information other than as set forth on Schedule 4.10. All rights of InCon in and to the Proprietary Information are transferable to Company as contemplated herein without any consent or other approval. It should be noted that InCon is currently conducting certain research for Bionutrics in connection with compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter. Accordingly, the representation and warranty contained in the second sentence of this Section
4.20 shall not be deemed to apply to any of such compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter with respect to which InCon is presently conducting research for Bionutrics. Except for Bionutrics' interest in such compounds and compositions of matter, none of the Affiliates of InCon including, without limitation, Bionutrics or any other party has any rights in any propriety information used in connection with the current business of InCon, and the Proprietary Information is all of the proprietary information necessary to continue the business of InCon in the manner that the business of InCon has been conducted during 1998 and 1999.

                  4.21 Brokers. InCon has not retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

                  4.22 Code. InCon is not a "foreign person" within the meaning of Code Section 1445 (26 U.S.C. Section 1445). InCon shall furnish Humko and the Company on or before the Closing Date with a certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Purchaser of all withholding obligations under Code Section 1445.

                  4.23 Insurance. Schedule 4.23 herein sets forth a list of all policies of insurance maintained for the benefit of the business of InCon and owned by InCon (other than employee benefit plans), setting forth the applicable underwriter, type of coverage, policy number and policy periods.

                  4.24 Construction Contract. International is the sole owner of all of the interest of the Contractor in the Construction Contract and none of the rights of the Contractor thereunder are subject to any liens, security agreements or pledges including, without limitation, the right to any payments due thereunder.

                  4.25 Year 2000 Ready. All Covered Systems that have been installed in the Facility, and all computer code and other computerized data, if any, furnished by InCon or its subcontractors in connection with InCon's business and any of the Assets that will be acquired by the Company under the terms of this Agreement or the Members Agreement are Year 2000 Ready.

                  4.26 Sales Representative Agreements. InCon is the sole owner of all rights, titles and interests of the Principal, as defined in the Sales Representative Agreements.

                  4.27 State of Equipment. All of the equipment constituting part of the Assets is located in the Facility and all of such equipment is sufficient for, and is the only equipment needed for, conducting the business of InCon after the Closing in the manner conducted before the Closing. All such equipment is and will be fully operational on the Closing Date and will be in working condition.

                  4.28 Payments to Officials. Prior to the date hereof, neither InCon nor any of its Affiliates has paid or given or has authorized or committed to the payment or gift of money or anything of value to any official or employee of any government entity or instrumentality or any political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.

                  4.29 Accounts Payable. Schedule 4.29 contains a true and correct list (with aging detail) of all existing accounts payable of InCon as of the Closing Date.
                  4.30 Accounts Receivable. Schedule 4.30 contains a true and correct list (with aging detail) of all existing accounts receivable of InCon as of the Closing Date. None of the listed accounts receivable is subject to any offset or counterclaim by any party owing any of such accounts receivable.

                                   ARTICLE 4A

                  Representations and Warranties by Bionutrics

             Bionutrics represents and warrants to Humko as follows:

                      4A.1 Organization and Authority.

                           Bionutrics (i) is a corporation duly formed, validly
existing and in good standing under the Laws of the State of Nevada, (ii) has the full power and authority to carry on its business as now being conducted and to own and lease its properties, and (iii) has full power and authority to execute and deliver this Agreement, the Related Agreements to which it is a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

                  4A.2 Validity:  Enforceability.

                           Bionutrics' execution, delivery and performance of
this Agreement and any Related Agreements to which it is or will be a party, and Bionutrics' consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Bionutrics' board of directors. This Agreement has been, and at the Closing the Related

Agreements to which Bionutrics is a party will be, duly executed and delivered by Bionutrics, and when duly executed and delivered by Bionutrics will constitute the legal, valid and binding obligations of Bionutrics, enforceable in accordance with their respective terms, except to the extent provided by bankruptcy, insolvency or similar Laws respecting creditors' rights generally or to the extent that enforceability may be limited by the availability of specific performance or other equitable remedies being in the discretion of the court.

                  4A.3 No Violation.

                           The execution, delivery and performance by Bionutrics
of this Agreement, the Related Agreements to which it is or will be a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate or conflict with the provisions of any Law or of any order, judgment or decree of any court or other Governmental Authority applicable to Bionutrics or the property or business of Bionutrics or its Affiliates, (ii) violate or conflict with the articles of incorporation or by-laws of Bionutrics, or (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, pursuant to, any agreement to which Bionutrics is a party or by which it is bound.

                  4A.4 Litigation and Proceedings. Except as described in
Schedule 4.4, there are no actions, suits, or proceedings (whether or not purportedly on behalf of or against Bionutrics) pending, or to the knowledge of Bionutrics threatened, against Bionutrics or its Affiliates or relating to the consummation of the transactions contemplated hereby, at Law or in equity, before or by any Governmental Authority, or before any arbitrator. Neither Bionutrics nor any of its Affiliates or the business of any such parties is subject to any judgment, order, writ, injunction, decree or award that adversely affects the business of Bionutrics or any of its Affiliates.

                  4A.5 Third-Party Consents. Except as described in Schedule 4.5, no permit, consent, authorization or approval of, or waiver or exemption by, or filing with, any person is required in connection with the execution, delivery or performance by Bionutrics of this Agreement or any of the Related Agreements or the consummation by Bionutrics of the transactions contemplated thereby.

                  4A.6 InCon Contracts.

                           (a) Schedule 4.6 lists, as of June 1, 1999, all InCon
Contracts. Except as described in Schedule 4.6, Bionutrics is not aware of (i) the cancellation, breach, expiration or lapse of any InCon Contract; or (ii) any default by any party to any InCon Contract. Except as described in Schedule 4.6, neither InCon nor any Affiliate of InCon is a party to, or subject to, any agreement, contract or commitment that substantially limits the freedom of InCon or any Affiliate by InCon to compete in any line of business within the Company Scope of Business, or that would conflict with InCon's ability to become a member of the Company.

                           (b) Except as described in Schedule 4.6, to
Bionutric's knowledge, the execution, delivery and performance by InCon of this Agreement, the Related Agreements, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby and thereby do not violate or conflict with the provisions of any InCon Contract.

                  4A.7 Brokers. Bionutrics has not retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

                  4A.8 Code. Bionutrics is not a "foreign person" within the meaning of Code Section 1445 (26 U.S.C. Section 1445). Bionutrics shall furnish Humko and the Company on or before the Closing Date with a certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Purchaser of all withholding obligations under Code Section 1445.

                  4A.9 Proprietary Information. Subject to Section 4A.11, InCon does not use any Proprietary Information owned or licensed by Bionutrics or any other Affiliate in connection with the current business of InCon as reflected in the definition of "Scope of Business."

                  4A.10 Ownership of Stock. All of the outstanding capital stock of NTC is owned and held by Bionutrics and none of such stock is subject to any liens, security interests, or pledges that will exist after the date hereof.

                  4A.11 Matter Having Biological Activity. None of the compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter owned by Bionutrics is part of, or is required in connection with, the operation of the business of InCon after Closing in the manner that the business of InCon was operated during 1998 and 1999 except for the research that InCon is currently performing for Bionutrics relating to such compounds and compositions of matter.

                                   ARTICLE 4B

           Representations and Warranties by InCon International Inc.

           International represents and warrants to Humko as follows:

                      4B.1 Organization and Authority.

                           International (i) is a corporation duly formed,
validly existing and in good standing under the Laws of the British Virgin Islands, all of the stock of which is owned by Bionutrics, (ii) has the full power and authority to carry on its business as now being conducted and to own and lease its properties, and International has full power and authority to execute and deliver this Agreement, the Related Agreements to which it is a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

                  4B.2 Validity: Enforceability.

                  International's execution, delivery and performance of this Agreement and any Related Agreements to which it is or will be a party, and its consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of its board of directors. This Agreement has been, and at the Closing the Related Agreements to which International is a party will be, duly executed and delivered by International, and when duly executed and delivered by International will constitute the legal, valid and binding obligations of International, enforceable in accordance with their respective terms, except to the extent provided by bankruptcy, insolvency or similar Laws respecting creditors' rights generally or to the extent that enforceability may be limited by the availability of specific performance or other equitable remedies being in the discretion of the court.

                  4B.3 No Violation.

                           The execution, delivery and performance by
International of this Agreement, the Related Agreements to which it is or will be a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate or conflict with the provisions of any Law or of any order, judgment or decree of any court or other Governmental Authority applicable to it or the property or business of International or its Affiliates, (ii) violate or conflict with the articles of incorporation or by-laws of International, or result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, pursuant to, any agreement to which International is a party or by which it is bound.

                  4B.4 Representation Agreement. International is the true and correct owner of all of the rights, titles and interest of the Company, as defined in the Representation Agreement.

                  4B.5 Payments to Officials. Prior to the date hereof, neither International nor any of its Affiliates has paid or given or has authorized or committed to the payment or gift of money or anything of value to any official or employee of any government entity or instrumentality or any political party or candidate for political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.

                  4B.6 Sole Shareholder. Bionutrics is the sole shareholder of all of the capital stock of International and has approved, and does hereby approve, this Agreement and the transactions covered hereby.

                  4B.7 Construction Contract. International is the sole owner of all of the interest of the Contractor in the Construction Contract and none of the rights of the Contractor thereunder are subject to any liens, security agreements or pledges including, without limitation, the right to any payments due thereunder.

                                   ARTICLE 4C

                      Representations and Warranties by NTC

                NTC represents and warrants to Humko as follows:

                  4C.1 Organization . NTC (i) is duly incorporated, validly existing and in good standing under the Laws of Nevada, (ii) has the full power and authority to carry on its business as now being conducted and to own and lease its properties, and (iii) has full power and authority to execute and deliver this Agreement, the Related Agreements to which it is a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

                  4C.2 Validity: Enforceability. NTC's execution, delivery and performance of this Agreement and any Related Agreements to which it is or will be a party, and NTC's consummation of the transactions contemplated hereby and thereby, have been duly authorized by all required corporate action. This Agreement has been, and at the Closing the Related Agreements to which NTC is a party will be, duly executed and delivered by NTC, and when duly executed and delivered by NTC will constitute the legal, valid and binding obligations of NTC, enforceable in accordance with their respective terms, except to the extent provided by bankruptcy, insolvency or similar Laws respecting creditors' rights generally or to the extent that enforceability may be limited by the availability of specific performance or other equitable remedies being in the discretion of the court.

                  4C.3 No Violation. The execution, delivery and performance by NTC of this Agreement, the Related Agreements to which it is to be a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate or conflict with the provisions of any Law or of any order, judgment or decree of any court or other Governmental Authority applicable to NTC or the property or business of NTC,
(ii) violate the articles of incorporation or bylaws of NTC, or (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, pursuant to, any agreement to which NTC is a party or by which it is bound.

                  4C.4 Sole Shareholder. NTC is the sole shareholder of all of the capital stock of InCon and has approved, and does hereby approve, this Agreement and the transactions covered hereby.

                                    ARTICLE 5

                     Representations and Warranties by Humko

                      Humko represents and warrants to InCon and Bionutrics as follows:

                  5.1 Organization and Authority. Humko (i) is duly incorporated, validly existing and in good standing under the Laws of Delaware,
(ii) has the full power and authority to carry on its business as now being conducted and to own and lease its properties, and (iii) has full power and authority to execute and deliver this Agreement, the Related Agreements to which it is a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

                  5.2 Validity: Enforceability. Humko's execution, delivery and performance of this Agreement and any Related Agreements to which it is or will be a party, and Humko's consummation of the transactions contemplated hereby and thereby, have been duly authorized by all required corporate action. This Agreement has been, and at the Closing the Related Agreements to which Humko is a party will be, duly executed and delivered by Humko, and when duly executed and delivered by Humko will constitute the legal, valid and binding obligations of Humko, enforceable in accordance with their respective terms, except to the extent provided by bankruptcy, insolvency or similar Laws respecting creditors' rights generally or to the extent that enforceability may be limited by the availability of specific performance or other equitable remedies being in the discretion of the court.

                  5.3 No Violation. The execution, delivery and performance by Humko of this Agreement, the Related Agreements to which it is to be a party, and the other agreements and instruments executed or to be executed and delivered by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate or conflict with the provisions of any Law or of any order, judgment or decree of any court or other Governmental Authority applicable to Humko or the property or business of Humko, (ii) violate the articles of incorporation or bylaws of Humko, or
(iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, pursuant to, any agreement to which Humko is a party or by which it is bound.

                  5.4 No Limitation. Except as described in Schedule 5.4, neither Humko nor any Humko Affiliate is aware of any agreement, contract or commitment that substantially limits the freedom of Humko or any Humko Affiliate to compete in any line of business within the Company Scope of Business, or that would conflict with Humko's ability to become a member of the Company.

                                    ARTICLE 6

            Covenants Between Execution and Closing and Post-Closing

                  6.1 Access to Records.

                      (a) From and after the date of this Agreement until the Closing Date, upon reasonable advance notice, InCon will give Humko and its counsel and representatives reasonable access during normal business hours to the premises of InCon's business and the personnel of InCon related thereto; furnish to Humko and its representatives such documents, financial information and information with respect to InCon's business and the Technology as Humko may from time to time reasonably request; subject, however, to any third party limitations on confidentiality or disclosure that may restrict InCon from providing such access.

                      (b) InCon and Humko recognize that each of them will need access, from time to time, after the Closing, to certain accounting and Tax records and information held by InCon to the extent such records and information pertain to events occurring on or prior to the Closing; therefore, InCon agrees
(i) to properly retain and maintain such records for a period of seven (7) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (ii) allow Humko and its agents and representatives at times and dates mutually acceptable to the InCon and Humko, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other party's expense.

                  6.2 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, InCon shall carry on its business in substantially the same manner as heretofore conducted, and not introduce any materially different method of management, operation or accounting with respect to its business.

                  6.3 Filings with Governmental Authorities. Except as provided in this Section 6.3, neither InCon nor Bionutrics is aware of any filings that are required in any jurisdiction in connection with the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, InCon and Bionutrics warrant and represent that none of the parties to this Agreement is required to comply with any bulk sales act or other requirement relating to notice to creditors in effecting the transactions contemplated by this Agreement.

                  6.4 Statement of Finished Goods Inventory. The parties will jointly prepare a statement of inventory showing the inventory to be contributed to the Company by InCon. This joint statement will be used at the Closing, but is subject to verification and correction within sixty (60) days after the Closing through the parties' respective standard accounting practices, including adjustments for inventory variances.

                                    ARTICLE 7

                   Covenants of the Parties After the Closing

                  7.1 Indemnification Regarding Pre-existing Liabilities. InCon and Bionutrics (individually, an "Indemnitor" and collectively, the "Indemnitors") each jointly and severally agrees to indemnify, hold harmless and defend each of Humko and the Company and each of their officers, partners, directors, owners, and Affiliates and their respective successors and assigns, from and against any and all demands, claims, suits and causes of action and any and all liability, costs, expenses, settlements, and judgments incurred in connection therewith (including, without limitation, court costs and attorney's fees, charges, disbursements and advances), whether arising in equity, at common law, or by statute, or under the Law of contracts, torts (including, without limitation, negligence and strict liability without regard to fault), of every kind or character, arising in favor of or brought by any of InCon's employees, agents, subcontractors, or representatives, or by any Governmental Authority or any other third party, based upon, in connection with, relating to or arising out of (i) any Indemnitor's actions or inactions under this Agreement, (ii) violation of any Laws by any Indemnitor including, without limitation, any Environmental Laws and any violation thereof by InCon in connection with its business or its operation of the Facility, (iii) caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of any Indemnitor contained herein, (iv) arising out of or resulting from the failure to comply with any applicable bulk sales act, (v) any act or failure to act by any Indemnitor or any of its Affiliates that occurred before the Effective Date relating to or arising out of the operation of any Indemnitor's business, the Intellectual Property Rights, the Proprietary Information or the Technology, or the ownership or use prior to the Effective Date of any of the Assets comprising InCon's business or which are otherwise being transferred to the Company pursuant to the provisions of this Agreement, or (vi) any obligation or liability (whether absolute, accrued, contingent or otherwise) relating to any Indemnitor's business, the Intellectual Property Rights, the Proprietary Information or the Technology which arose prior to the Effective Date and which is not expressly assumed by the Company (herein all matters referred to in clauses (i) through (vi) being collectively called "Claims and Expenses"). Without limiting the generality of the foregoing, each Indemnitor's indemnity under this Section 7.1 shall extend to any and all Claims and Expenses arising out of or based upon the requirements of Environmental Laws or Governmental Authorities in connection with the ownership or operation by InCon or any of its Affiliates of any facilities associated with InCon's business or the Technology prior to the Closing Date (herein collectively called the "Environmental Claims and Expenses"). Notwithstanding anything to the contrary contained in this Agreement, Bionutrics' liability for Claims and Expenses under this Section 7.1 shall be limited to the sum of US $3,000,000, and Bionutrics shall not be liable for any Claims and Expenses brought by Humko at any time (i) in the case of Environmental Claims and Expenses, five (5) years after the Closing Date, and (ii) in the case of all other Claims and Expenses, three (3) years after the Closing Date. The obligations of InCon under this
Section 7.1 are secured by the security interest granted to Humko under the terms of Section 4.4 of the Members Agreement. In addition, if InCon fails to pay to the Company or Humko any Claims and Expenses that the Company is required to pay, Humko is entitled to exercise its right to the Conversion, as defined in
Section 4.5(d) of the Members Agreement, in addition to all other rights under this Agreement, the Members Agreement or at law or in equity. All past due amounts owed by InCon and Bionutrics with respect to any Environmental Claims and Expenses that are required to be paid by Humko or the Company, shall bear interest from the date due until paid at the annual rate equal to the lesser of
(i) the maximum lawful rate permitted by applicable law or (ii) the Agreed Interest Rate, as defined in the Members Agreement, plus eight percent (8%). However, in no event shall Humko or the Company be entitled to any interest on any such amounts in excess of the maximum amount of interest that may be charged, collected or received by Humko or the Company under applicable law.

                  7.2 Confidentiality.

                      (a) If either party or its Affiliates discloses to the other party or its Affiliates or, if permitted, to the Company any information that the disclosing entity considers to be confidential (referred to herein as the "Confidential Information") relating to or within the Scope of Business, the receiving party shall, and shall cause its Affiliates to, hold such Confidential Information in confidence and shall not use such Confidential Information except for the benefit of the Company in accordance with this Section.

                      (b) The Confidential Information may be disclosed in documentary form or by physical sample or the Confidential Information may be disclosed orally or visually. If in documentary form, the Confidential Information shall be marked as "Confidential Information." If the disclosure is by physical sample, oral communication or visual observation, the Confidential Information shall be held in confidence if it is identified to the recipient in writing as being confidential.

                      (c) Each party agrees to hold and to cause its Affiliates to hold Confidential Information received from the other party or its Affiliates in confidence and not to disclose it to third parties without the prior written permission of the party from which the Confidential Information was received. Further, each party agrees that neither it nor its Affiliates will copy or use Confidential Information of the other party or its Affiliates for any purpose except as otherwise permitted under the provisions of this Agreement or a Related Agreement.

                      (d) Each party shall take, and shall cause its Affiliates to take, such precautions as are reasonably necessary to prevent disclosure of Confidential Information to third parties. Confidential Information may be disclosed under the same or more restrictive terms of this Agreement as to confidentiality and non-use to: Affiliates; third parties to the extent reasonably necessary in order to perform activities contemplated herein; and Governmental Authorities to the extent required by applicable Law.

                      (e) The parties and their Affiliates shall take all reasonable measures to ensure that their employees and management who shall be given access to Confidential Information shall abide by the obligations set forth in this Section.

                      (f) Notwithstanding the other provisions of this Section, Confidential Information shall not include, and no restrictions on use or disclosure shall apply to, any information:

                           (i) which was in the receiving party's possession
prior to its first receipt of the same, directly or indirectly, from the disclosing party;

                           (ii) which is now, or hereafter becomes, through no
act or failure to act on the receiving party's part, generally known on a non-confidential basis or as part of the public domain;

                           (iii) which corresponds in substance to information
heretofore or hereafter lawfully obtained by the receiving party from a third party and the receiving party is without an existing restriction on the disclosure thereof; or

                           (iv) which can be shown to be independently developed
by employees, agents or contractors of the receiving party who did not have access to Confidential Information of the disclosing party;

                  provided, however, that the occurrence of (i), (ii), (iii) or
(iv) above shall not be construed to grant any rights, express or implied, under any patents. Confidential Information shall not be deemed to be within one of the foregoing exceptions if it is merely embraced by more general information available on a non-confidential basis or in the receiving party's possession. In addition, any combination of features shall not be deemed to be within the foregoing exceptions unless the combination itself and its principle of operation are embraced by corresponding information which is within one of the exceptions.

                           (g) The secrecy and non-use obligations set forth in
this Section shall continue in force for a period of five (5) years from receipt of such Confidential Information or such longer period as may be imposed under third-party agreements with respect to information subject to such agreements, irrespective of any termination or assignment of a party's or an Affiliate's interest under this Agreement or any Related Agreement. If Confidential Information is, under third-party agreements, subject to secrecy and non-use obligations of duration greater than five (5) years from its receipt hereunder, the disclosing party shall so inform the recipient party before making such disclosure and, if the recipient party agrees to such longer term obligation of secrecy and non-use, such disclosures shall be made. If the recipient party refuses to assume such longer term obligation, the recipient party shall have no right to obtain any Confidential Information that is subject to such longer term obligation.

                           (h) The confidentiality provisions contained in any
Related Agreement shall supersede and replace the provisions of this Section 7.2 to the extent that the provisions in the Related Agreement are more specific or impose obligations that are more stringent than the provisions in this Section 7.2.

         7.3 Budget. Within thirty (30) days after the Closing, Humko and InCon shall agree on the annual budget for the Company. Until such budget has been approved, the Company shall be operated in accordance with the Members Agreement and the only amounts that may be utilized by the Company to satisfy its obligations shall be the amounts contributed by InCon and Humko to the Company as working capital, subject to the restrictions imposed by the Members Agreement.

         7.4 Guaranteed Payment to Humko. Humko has entered into this Agreement and is making the cash investment covered by this Agreement, based in part on the belief that the Company will achieve a certain level of profitability. Although such profitability can never be assured, InCon and Bionutrics, in order to induce Humko to enter into this Agreement and make the cash investment covered by this Agreement hereby agree as follows:

(a) If EBITDA for the period commencing one (1) calendar year after the date hereof and ending on the date that is two (2) calendar years after the date hereof, is less than US $1,500,000, then InCon and Bionutrics shall jointly and severally be liable to pay to Humko an amount equal to two hundred percent (200%) of the difference between US $1,500,000 and the actual amount of EBITDA for such period; provided, however, that the maximum amount payable by InCon and Bionutrics under this Section 7.4(a) shall not exceed US $600,000. InCon and Bionutrics will pay Humko all amounts which are required to be paid under this
Section 7.4(a) on or before November 30, 2001.

(b) The covenant to pay to Humko the amounts set forth in Section 7.4(a) above is absolute and unconditional and is secured by the security interest granted to Humko under the terms of Section 4.4 of the Members Agreement. In addition, if InCon and Bionutrics fail to pay all of such amounts to Humko in a timely manner, Humko is entitled to exercise its right to the Conversion, as defined in
Section 4.5(d) of the Members Agreement, in addition to all other rights under this Agreement, the Members Agreement or at law or in equity.

(c) All past due amounts owed by InCon and Bionutrics with respect to such US $600,000, shall bear interest from the date due until paid at the annual rate equal to the lesser of (i) the maximum lawful rate permitted by applicable law or (ii) the Agreed Interest Rate, as defined in the Members Agreement, plus eight percent (8%). However, in no event shall Humko be entitled to any interest on any such amounts in excess of the maximum amount of interest that may be charged, collected or received by Humko under applicable law.

         7.5 Restrictions Relating to Certain Products and Materials. Until April 8, 2001, neither Bionutrics, InCon nor any Affiliate, assignee or agent of Bionutrics or InCon shall (i) participate in any Competitive Activity within the Territory, (ii) engage directly or indirectly in any Competitive Activity within the Territory; or (iii) engage directly or indirectly in the business of [*]within the Territory.

         7.6 Adjustment Relating to Receivables and Payables Only. If the aggregate amount of the accounts receivable listed on Schedule 4.30 do not exceed the aggregate amount of the accounts payable listed on Schedule 4.29 by an amount equal to US $275,000 on the Closing Date, then the following shall be applicable:

                  (a) InCon shall pay to the Company on the date hereof an amount equal to the difference between US $275,000 and the difference between such accounts receivable and such accounts payable. By example and not by way of limitation, if such accounts payable equal US $400,000 and such accounts receivable equal US $100,000, then the amount to be delivered to the Company shall be equal to US $575,000.

                  (b) Such amount shall not constitute a capital contribution but shall constitute payment to the Company for amounts to be paid on the applicable accounts payable.

                                    ARTICLE 8

                              Conditions to Closing

         8.1 Conditions of Humko's Obligations to Close. The obligations of Humko to consummate the transactions provided for by this Agreement are subject, in the discretion of Humko, to the satisfaction at or prior to the Closing of each of the following conditions, unless otherwise waived in writing by Humko:

                  (a) The representations and warranties of InCon and Bionutrics contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as the Closing, except that such representations and warranties that were made with specific reference to any date prior to the date hereof shall be updated as of the Effective Date.

                  (b) InCon and Bionutrics shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by InCon and Bionutrics prior to the Closing.

                  (c) Humko shall have received a certificate signed by a duly authorized representative of InCon and Bionutrics certifying that the conditions specified in Sections 8.1(a) and (b) have been satisfied.

                  (d) No action or proceeding shall be pending, or threatened to be commenced, by or against InCon, Bionutrics or any of their Affiliates under the United States Bankruptcy Code or under any other applicable insolvency, reorganization, moratorium, or similar Law, and no receiver, liquidator or trustee shall have been appointed in regard to InCon, Bionutrics or any of their Affiliates, or as to all or any substantial portion of its property or the business of InCon, Bionutrics or any of their Affiliates.

                  (e) There shall not have occurred any material adverse change in the business, operations, properties, Assets, condition or prospects of the business of InCon or Bionutrics.

                  (f) All proceedings in connection with the transactions contemplated hereby and all documents and instruments (including, without limitation, all Related Agreements) incident to such transactions shall be satisfactory in legal substance and form to Humko's counsel, and Humko and its counsel shall have received all such executed counterpart originals or certified or other copies of such documents as Humko or its counsel may reasonably request.

                  (g) The present lease of the Facility shall have been amended by written instrument, in form and substance reasonably satisfactory to Humko.

                  (h) All Financing Statements covering equipment purchased by Humko from NTC in 1998 shall have been released or executed UCC 3 instruments executed by each applicable secured party shall have been delivered to Humko prior to the Closing.

         8.2 Conditions of InCon's and Bionutrics' Obligations to Close. The obligations of InCon and Bionutrics to consummate the transactions provided for by this Agreement are subject, in the discretion of InCon and Bionutrics, to the satisfaction at or prior to the Closing of each of the following conditions, unless otherwise waived in writing by InCon or Bionutrics:

                  (a) The representations and warranties of Humko obtained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as the Closing.

                  (b) Humko shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by Humko prior to the Closing.

                  (c) InCon shall have received a certificate signed by a duly authorized representative of Humko certifying that the conditions specified in Sections 8.2 (a) and (b) have been satisfied.

                  (d) No action or proceeding shall be pending, or threatened to be commenced, by or against Humko under the United States Bankruptcy Code or under any other applicable insolvency, reorganization, moratorium, or similar Law, and no receiver, liquidator or trustee shall have been appointed in regard to Humko or as to all or any substantial portion of its property.

                  (e) All proceedings in connection with the transactions contemplated hereby and all documents and instruments (including, without limitation, all Related Agreements) incident to such transactions shall be satisfactory in legal substance and form to InCon's and Bionutrics' counsel, and InCon, Bionutrics and their counsel shall have received all such executed counterpart originals or certified or other copies of such documents as InCon, Bionutrics or its counsel may reasonably request.

         8.3 Mutual Conditions. The respective obligations of Humko, InCon and Bionutrics to consummate the transactions provided for by this Agreement are subject, in the discretion of Humko, InCon and Bionutrics, respectively, to each the following conditions, unless waived in writing by all parties:

                  (a) All consents and approvals of third parties (including, without limitation, all Governmental Authorities) required to be received by or on the part of the Company, InCon, Bionutrics, Humko or any of their respective Affiliates for the consummation of the transactions contemplated by this Agreement (other than any such consent or approval which is designated herein or in a Related Agreement as not being required to be received on or prior to the Closing Date) shall have been obtained.

                  (b) No suit, action or proceeding, or governmental investigation or inquiry against or concerning, directly or indirectly, the Company, InCon, Bionutrics or Humko, or any of their respective Affiliates or any of the properties of any of them, or the transactions contemplated hereby, shall have been instituted or threatened, nor shall any basis therefore have arisen, that might result in any order or judgment of any court or other Governmental Authority which in the opinion of InCon, Bionutrics or Humko, as the case may be, is of such significance or materiality and of such a nature as to render it inadvisable for such party to consummate the transactions contemplated by this Agreement.

                  (c) The parties shall have agreed on a preliminary business plan for the Company in such detail as may be reasonably requested by either party covering the period of time from the Closing Date until one (1) year thereafter.

         8.4 Waiver of Conditions to Closing. If any condition precedent to Humko's obligations hereunder is not satisfied in Humko's sole discretion by the Closing Date or if any condition precedent to InCon's obligations hereunder is not satisfied in InCon's or Bionutrics' sole discretion by the Closing Date, then Humko, InCon or Bionutrics, as the case may be, may, nevertheless, at its option, proceed with the Closing, in which event it shall be deemed to have waived such condition precedent.

                                    ARTICLE 9

                            Termination of Agreement

         9.1 Termination of this Agreement Prior to the Closing Date.

                  (a) In the event of a material default by one party in the performance of its obligations hereunder prior to the Closing, the other party shall have the right to give notice of default, and if such default is not cured within thirty (30) days after such notice, the other party may terminate this Agreement by notice to the defaulting party. Whether or not this Agreement is so terminated, each party shall have the right to pursue any and all remedies available to it under Law or in equity against the other party for default of any obligation of the other party hereunder.

                  (b) In addition to the foregoing, this Agreement may, by written notice, be terminated by mutual consent of InCon, Bionutrics and Humko.

                  (c) In the event this Agreement is terminated pursuant to
Section 9.1(a) or 9.1(b), the obligations of the parties hereunder shall terminate on the date of such termination, except as may be expressly provided herein, and each of the parties shall pay its own expenses and the fees and expenses of its counsel and other experts.

                                   ARTICLE 10

                               General Provisions

         10.1 Binding Nature and Restrictions on Assignment. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Neither InCon, Bionutrics, International nor NTC shall have the power to assign this Agreement or any of their rights and obligations hereunder without the prior written consent of Humko.

         10.2 Notices. Any and all notices to any of the parties hereto provided for or permitted under this Agreement or by Law shall be given in writing by personal delivery, telecopier, overnight delivery service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below, and shall be effective upon actual receipt or, if given by certified or registered mail, as of three
(3) days after the date of mailing:

         (a)      If to InCon:              c/o InCon Technologies, Inc.
                                            970 Douglas Road
                                            Batavia, Illinois 60510
                                            Attention: John Palmer
                                            Telecopy No.: 630-761-1190

                  With copies to:           Wendy E. Rieder, Esq.
                                            107 Barrett Hill Road
                                            Mahopac, NY 10541
                                            Telecopy No.: 914-628-2415

         (b)      If to Bionutrics, Bionutrics, Inc., International or NTC:
                                            2425 E. Camelback Road, Suite 650
                                            Phoenix, Arizona 85016
                                            Attention: Ronald H. Lane
                                            Telecopy No.: 602-508-0115

                  With copies to:           Friedman Siegelbaum LLP
                                            399 Park Avenue, 20th Floor
                                            New York, New York 10022-4689
                                            Attention: J. Robert Horton
                                            Telecopy No.: 212-980-6991

         (b)      If to Humko:              AC HUMKO CORP.
                                            7171 Goodlett Farms Parkway
                                            Memphis, Tennessee 38018
                                            Telecopy No. 901-381-3066
                                            Attention:  President

                                            -and-

                                            AC HUMKO CORP.
                                            7171 Goodlett Farms Parkway
                                            Memphis, Tennessee 38018
                                            Telecopy No. 901-381-3066
                                            Attention:  General Counsel

                  With copies to:           Vinson & Elkins L.L.P.
                                            2500 First City Tower
                                            1001 Fannin
                                            Houston, Texas 77002-6760
                                            Telecopy No.:  713-615-5618
                                            Attention:  J. Brian Sokolik

Any party may change its address or add or change parties for receiving notice by written notice given to the other names above in the manner required above.

         10.3 Survival of Representations and Warranties. Any investigation made by any party or such party's representatives shall not constitute a waiver of any representation or warranty made by the parties under Articles 4 or 5, respectively, and no such representation or warranty shall be merged into the Closing and all representations and warranties contained in Articles 4 and 5 and in any certificate delivered pursuant to this Agreement shall survive the Closing.

         10.4 Survival of Covenants and Indemnities. All covenants required to be performed prior to or after the Closing and all indemnities shall survive the Closing.

         10.5 Governing Law: Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ITS CONFLICT-OF-LAWS RULES), EXCEPT THAT WITH RESPECT TO THE FORMATION OF THE COMPANY, THE LAWS OF THE STATE OF DELAWARE SHALL APPLY TO THE EXTENT SUCH LAWS ARE MANDATORY UNDER DELAWARE LAW.

         10.6 Public Announcement. The parties hereto will consult and agree with each other prior to issuing any public announcement or statement with respect to the transactions contemplated hereby.

         10.7 Expenses. Except as otherwise expressly provided by this Agreement, each party shall pay all fees and expenses incurred by it in connection with the negotiation and execution of, and performance under, this Agreement.

         10.8 Covenant of Good Faith. Each party agrees that, in its respective dealings with the other party under or in connection with this Agreement, it shall act in good faith.

         10.9 Further Assurances. Each of the parties hereto agrees that, from time to time, at the request of the other party and without further consideration, it will execute and deliver such other documents and take such other actions as such other party may reasonably request to consummate more effectively the transactions contemplated under this Agreement.

         10.10 Calculation of Days. Unless otherwise noted, "days" refers to calendar days.

         10.11 Headings. The Article and Section headings and the table of contents used herein are for reference and convenience only and shall not enter into the interpretation hereof.

         10.12 Construction. In the event of any conflict between this Agreement and any Exhibits or Attachments hereto, the provisions of this Agreement shall control.

         10.13 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties hereto.

         10.14 Entire Agreement; Amendment. This Agreement, including any Appendices, Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. This Agreement may be amended only by a written instrument signed by an authorized representative of each party. No consent, agreement or approval of a party that is contemplated under this Agreement shall be valid unless in writing and signed by such party.

         10.15 Submission to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN A FEDERAL OR STATE COURT LOCATED IN THE SOUTHERN DISTRICT OR COUNTY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO AGREE THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR

PROCEEDINGS SHALL BE CONCLUSIVE AND BINDING UPON THE APPLICABLE PARTIES, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT. HUMKO HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICES COMPANY, WITH OFFICES ON THE DATE HEREOF AT 1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805 , AND EACH OF THE OTHER PARTIES HERETO HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICES COMPANY, WITH OFFICES ON THE DATE HEREOF AT 1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805, SO LONG AS THIS AGREEMENT IS OUTSTANDING, AS ITS RESPECTIVE DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS RESPECTIVE BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE FAILURE OF ANY SUCH AGENT TO GIVE ANY ADVICE OF ANY SERVICE OF PROCESS TO THE RESPECTIVE PARTY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF FOR ANY REASON ANY SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE RESPECTIVE PARTIES AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE OTHER PARTIES. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE PARTIES, AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 10.2 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY WAIVES IRREVOCABLY, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE LAYING OF VENUE IN THE AFOREMENTIONED NEW YORK COURTS OR ANY CLAIM OF INCONVENIENT FORUM IN RESPECT OF ANY SUCH ACTION THEREIN TO WHICH IT MIGHT OTHERWISE NOW OR HEREAFTER BE ENTITLED IN ANY ACTIONS ARISING OUT OF OR BASED ON THIS AGREEMENT.


                  IN WITNESS WHEREOF, THE PARTIES BELOW HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST SET FORTH ABOVE.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

                                       MEMBERS:

                                       AC HUMKO CORP., A DELAWARE CORPORATION


                                       BY
                                         DANIEL S. ANTONELLI
                                         PRESIDENT & CEO

                                         "HUMKO"

                                       INCON TECHNOLOGIES, INC., A DELAWARE
                                       CORPORATION


                                       BY
                                         JOHN R. PALMER
                                         PRESIDENT

                                               "INCON"




                [SIGNATURE PAGE 2 TO MASTER FORMATION AGREEMENT]

                                       BIONUTRICS, INC., A NEVADA CORPORATION


                                       BY
                                         RONALD H. LANE
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                     "BIONUTRICS"



                [SIGNATURE PAGE 3 TO MASTER FORMATION AGREEMENT]

                                       NUTRITION TECHNOLOGY
                                       CORPORATION, A NEVADA CORPORATION


                                       BY
                                       NAME:
                                       TITLE:

                                                     "NTC"



                [SIGNATURE PAGE 4 TO MASTER FORMATION AGREEMENT]

                                       INCON INTERNATIONAL INC., A BRITISH
                                       VIRGIN ISLANDS  COMPANY


                                       BY
                                       NAME:
                                       TITLE:

                                                 "INTERNATIONAL"



                [SIGNATURE PAGE 5 TO MASTER FORMATION AGREEMENT]